Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Mails Materials In Connection with Special Meeting of Shareholders to Approve Transaction with Pozen and Encourages Shareholders to Vote

MILTON, ONTARIO --- 1/11/16 -- Tribute Pharmaceuticals Canada Inc. (TSX VENTURE: TRX) (OTCQX International:  TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., announced that the Management Information Circular dated January 5, 2016 (the "Circular") and accompanying materials for Tribute’s special meeting to be held on February 1, 2016 (the "Meeting") relating to the previously announced proposed transaction (the "Transaction") with POZEN Inc. ("POZEN") and combination under Aralez Pharmaceuticals Inc. ("Parent"), have been mailed to Tribute shareholders ("Tribute Shareholders").  These materials are available online at Tribute's website at www.tributepharma.com or on SEDAR at www.sedar.com and on the United States Securities and Exchange Commission (the "SEC") website at www.sec.gov.

The Special Meeting

The Meeting will be held on February 1, 2016 at 10:00 a.m. EST at the offices of Fogler, Rubinoff LLP, Tribute's Canadian legal counsel, at 77 King Street West, Suite 3000, Toronto, Ontario.

At the Meeting, Tribute Shareholders will be asked to approve a special resolution (the "Arrangement Resolution") approving the Transaction with Pozen as described in the Circular.

Tribute Shareholders are urged to carefully review the Circular and accompanying materials, as they contain important information regarding the Transaction and its consequences to Tribute Shareholders.  Tribute Shareholders of record as of the close of business on December 31, 2015 are entitled to vote at the Meeting.

The Consideration

Each Tribute Shareholder will receive 0.1455 of a common share of Parent ("Parent Shares") per Tribute common share.

Benefits of the Transaction and Board Recommendations

The Tribute Board of Directors believes that the Transaction will provide Tribute and the Tribute Shareholders with a number of significant strategic and financial benefits, including but not limited to the following:

●	the benefits of the size and scale of Parent after giving effect to the combination of POZEN and Tribute and the expected pro forma effect of the proposed Transaction;
●	the combined company will be a more diversified provider of specialty healthcare products with a focus on cardiovascular and pain indications;
●
the Parent Shares offer Tribute Shareholders the opportunity to participate in the future earnings and growth of Parent, which will include the POZEN and Tribute revenue streams and the potential commercialization of POZEN's and Tribute's product candidates of the combined Parent entity;

●	the Transaction would result in synergies, and Tribute Shareholders would participate in the benefits of these expected synergies;
●
with the current and expected future landscape of the pharmaceutical industry, and, in light of the regulatory, financial and competitive challenges facing industry participants, the likelihood that Parent, pro forma for the combination of POZEN and Tribute, would be better positioned to meet these challenges if the expected strategic and financial benefits of the Transaction were fully realized;

●	as a larger company, Parent will have greater ability to raise capital with rates and terms more advantageous to Parent and its shareholders; and
●	having a tax efficient domicile will allow Parent to be more competitive and facilitate its goal to grow the combined business through product acquisition and merger and acquisition transactions.

The Board of Directors of Tribute unanimously recommends that Tribute Shareholders vote in favour of the Arrangement Resolution.

How to Vote

Vote Today. Your vote is important regardless of the number of Tribute Shares you own.

Registered Shareholders
Tribute Shareholders who own Tribute Shares directly and which are represented by a physical certificate, may vote via the internet at www.voteproxyonline.com or following the instructions found on their form of proxy.

Non-Registered Shareholders
Tribute Shareholders who hold their Tribute Shares through a broker or other intermediary may vote via the internet at www.proxyvote.com or following the other instructions found on their voting instruction form.

The deadline to vote is January 28, 2016 at 10 a.m. EST (Toronto time).  However, Tribute Shareholders are encouraged to vote well in advance of the deadline.

Shareholder Questions

Tribute Shareholders who have questions or require assistance with voting may contact Laurel Hill Advisory Group, Tribute's proxy solicitation agent, toll-free at 1-877-452-7184 (416-304-0211 collect) or by email at assistance@laurelhill.com.

About Tribute

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide®, Collatamp® G, Durela®, Proferrin®, Iberogast®, MoviPrep®, Normacol®, Resultz®, Pegalax®, Balanse®, Balanse® Kids, Diaflor™, Mutaflor®, and Purfem® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. Bilastine is subject to receiving Canadian regulatory approval. Tribute also has the Canadian rights to ibSium®, which was approved in Canada in June 2015 and two additional pipeline products including Octasa® and BedBugz™, both of which are pending submission to Health Canada.

The Tribute Shares are traded on the TSXV under the symbol "TRX" and quoted on the OTCQX under the symbol "TBUFF".  For more detailed company information, including copies of this and other press releases, please visit www.tributepharma.com.

About POZEN

POZEN Inc. is a specialty pharmaceutical company that has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN's common stock is traded under the symbol "POZN" on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

Additional Information and Where to Find It

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ TRIBUTE’S CIRCULAR AS IT CONTAINS IMPORTANT INFORMATION ABOUT PARENT, POZEN, TRIBUTE AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents and other related documents filed with the United States Securities and Exchange Commission ("SEC") at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis Retrieval ("SEDAR") website maintained by the Canadian Securities Administrators at www.sedar.com or on Tribute's website at www.tributepharma.com under the heading “Investors” and then under the heading "SEC Filings".

Tribute and its respective directors and executive officers may be deemed participants in the solicitation of proxies from the Tribute Shareholders in connection with the Transaction.  Information regarding the special interests, if any, of these directors and executive officers in the Transaction are included in the Circular described above.  Additional information regarding the directors and executive officers of Tribute is contained in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain forward-looking statements about Tribute as defined in the applicable securities laws, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to, statements related to the anticipated consummation of the Transaction and the timing and benefits thereof. Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities, which are available online at www.sec.gov and at www.sedar.com, respectively. Accordingly, readers should not place undue reliance on forward-looking statements. Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG. Durela® is a registered trademark and under license from Cipher Pharmaceuticals Inc. Proferrin® is a registered trademark and under license from Colorado Biolabs, Inc. MoviPrep® and Normacol® are registered trademarks and under license from the Norgine group of companies. Iberogast® is a registered trademark and under license from Bayer Consumer Care AG.

For further information on Tribute, visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Tribute Pharmaceuticals Canada Inc.	Laurel Hill Advisory Group
Scott Langille	toll-free at 1-877-452-7184
CFO	(416-304-0211 collect)
905-876-3166	assistance@laurelhill.com
scott.langille@tributepharma.com